Exhibit 3.1

(Company Logo) Certificate of Amendment Canada Business Corporations Act Loi canadienne sur les sociétés par actions Certificat de modification Canopy Growth Corporation 721873-7 Corporate name / Dénomination sociale Corporation number / Numéro de société Virginie Ethier Date of Amendment (YYYY-MM-DD) Date de modification (AAAA-MM-JJ) Director / Directeur 2015-09-18 I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment. JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

(Company Logo) Form 4 Canada Business Corporations Act (CBCA) (s. 27 or 177) Formulaire 4 Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177) Articles of Amendment Clauses modificatrices Corporate name Dénomination sociale 1 TWEED MARIJUANA INC. Corporation number Numéro de la société 2 721873-7 The articles are amended as follows Les statuts sont modifiés de la façon suivante 3 The corporation changes its name to: La dénomination sociale est modifiée pour : Canopy Growth Corporation 4 Declaration: I certify that I am a director or an officer of the corporation. Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société. Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA). Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA). You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049. Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049. IC 3069 (2008/04) Timothy Saunders 613-706-2185 Original signed by / Original signé par Timothy Saunders

1+1 Industry Industria Canada Canada Certificate of Amendment Certificat de modification Canada Business Corporations Act Lol canadlenne sur les societas par actions TWEED MARIJUANA INC. Corporate name I Denomination sociale 721873-7 Corporation number I Numero de societe I HEREBY CERTIFY that the articles ofthe above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment. JE CERTIFIE que les statuts de la societe susmentionnee sont modifies aux tennes de l'article 178 de Ia Loi canadienne sur les societes par actions, tel qu'il est indique dans les clauses modificatrices ci-jointes. Cheryl Ringor Deputy Director I Directeur adjoint 2014-03-26 Date of Amendment (YYYY-MM-DD) Date de modification (AAAA-MM-JJ) Canada

1+1 Industry Canada landside Canada I' -Corporate  name  2- Corporate number•7 2 l 8 7 3 - 7 Canada Business Corporations Act (CBCA) FORM4 ARTICLES OF AMENDMENT (Sections 27 or 177) 3 -The articles are amended as follows: (Please note /hat more than one section can be filled out) A: The corporation changes its name to: TWEED MARIJUANA INC. B: The corporation changes the province or territory in Canada where the registered office is situated to: To complete the change, a Form 3 - Change of Registered Office Address must accompany the Articles of Amendment, n/a I I C: The corporation changes the minimum and/or maximum number of directors lo: (For a fixed number of directors, please indicate the same number in both the minimum and maximum options). Minimum number D Maximum number 0: Other changes: (e.g., to the classes of shares, to restrictions on share transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles) Please specify. The Articles of Corporation are hereby amended to consolidate all of the issued and outstanding Common Shares on the basis that each five (5) issued and outstanding Common Share shall become one ( l) issued and outstanding Common Shares in the capital of the Corporation; any fractional Common Shares shall be rounded up to the nearest whole m1mber. 4 - Declaration I hereby certify that I am a director or an authorized officer of the corporation. Signature: " Print name: Michael W. Dunleavy Telephone number: (613) 599-9600 Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA). IC 3059E (2013/07) Page 1 of 2 Canada

1+1 Industry Canada Industry Canada Certificate of Amendment Canada Business Corporations Act LW CAPITAL POOL INC. Name of corporation-Denomination de la societe I hereby certify that the articles of the above-named corporation were amended: a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice; b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares; c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment; d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization; Richard G. Shaw Director - Directeur Canada  Certificat de modification Loi canadienne sur les societes par actions 721873-7 Corporation number-Numero de la societe Je certifie que les statuts de la societe susmentionnee ont ete modifies: a) en vertu de l'article 13 de la Loi canadienne sur les societes par actions, conformement a l'avis ci-joint; b) en vertu de l 'article 27 de la Loi canadienne sur les societes par actions, tel qu'il est indique dans les clauses modificatrices ci-jointes designant une serie d'actions; c) en vertu de l 'article 179 de la Loi canadienne sur les societes par actions, tel qu'il est indique dans les clauses modificatrices ci-jointes; d) en vertu de l ' article 191 de la Loi canadienne sur les societes par actions, tel qu'il est indique dans les clauses de reorganisation ci-jointes; January 27, 2010 I le 27janvier 2010 Date of Amendment - Date de modification

1+1 Industry Canada lndustrie Canada ELECTRONIC TRANSACTION RAPPORT DE LA TRANSACTION REPORT ELEC'TRONIQUE Canada Business Loi canadietme sur les Corporations Act societes par actions ARTICLES OF AMENDMENT CLAUSES MODIFICATRICES (SECTIONS 27 OR 177) (ARTICLES 27 OU 177) Processing Type- Mode de traitement : E-Cosnmerce/Co1mnerce-E 1. Name of Corporation- Denomination de Ia societe Corp or at ion No. - N° de Ia societe LW CAPITAL POOL INC. 721873-7 3. The articles oft he above-named corporation are amended as follows: Les statuts de Ia societe mentionnee ci-dessus sont modifies de Ia fa9on suivante: I. To delete Section 4 of the Articles of Incorporation (Restrictions, if any, on Share Transfers) in its entirety and replace with "None"; 2. To delete Section 7 of the Articles oflncorporation (Other Provisions, if any) in its entirety and replace with the following: "Number of Directors The directors may appoint one or more directors, who shall hold office for a term expiring no later than the close of the next annual meeting of shareholders of the Corporation, provided that the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders." Date Name-Nom Signature 2010-01-27 MICHAEL W. DUNLEAVY Capacity of- en qualite AUTHORIZED OFFICER Page of Canada

1+1 Industry Canada Industrie Canada Certificate oflncorporation Canada Business Corporations Act LW CAPITAL POOL INC. Name of corporation-Denomination de Ia societe I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act. Richard G. Shaw Director - Directeur Canada Certificat de constitution Loi canadienne sur les societes par actions 721873-7 Corporation number-Numero de Ia societe Je certifie que Ia societe susmentionnee, dont les statuts constitutifs sont joints, a ete constituee en societe en vertu de la Loi canadienne sur les societes par actions. August 5, 2009 I le 5 aoOt 2009 Date oflncorporation - Date de constitution 1+1 Industry Canada Canada Business Corporations Act LW CAPITAL POOL INC. Industrie Canada Loi canadienne sur Jes societes par actions E-Commerce/Commerce-E de Ia

1+1 Industry Canada Canada Business Corporations Act LW CAPITAL POOL INC. Industrie Canada Loi canadienne sur Jes societes par actions E-Commerce/Commerce-E de Ia societe ELECTRONIC TRANSACTION REPORT ARTICLES OF INCORPORATION (SECTION 6) 2. The province or tenitory in Canada where the registered ofiice is to be situated - La province ou le territoire au Canada ou se situera Je siege social ON 3. The classes and any maximum number of shares that the corporation is authorized io issueCategories et Je nombre maximal d'actions que Ia societe est autorisee a emettre The armexed schedule is incorporated in this fom1. L'annexe ci-jointe fait partie integrante de Ia presente fommle. 4. Restrictions, if any, on share transfers- Restrictions sur le transfer! des actions, s'il y a lieu The annexed schedule is incmporated in tllis form. L'annexe ci-jointe fait pattie integrante de Ia pnose111e fonnule. RAPPORT DE LA TRANSACTION ELECTRON! QUE STATUTS CONSTITUTIFS (ARTICLE 6) 5. Number (or minimum and maximum number) of directors- Nombre ( ou nombre minimal et maximal) d'administrateurs Mi1Iimum: I Maximum: 12 6. Restrictions, if any, on business the corporation may carry onLimites imposees a l'activite commerciale de Ia societe, s'il y a lieu The armexed schedule is incorporated in this fonn. L'annexe ci-jointe fait partie integrante de Ia pnosente fmmule. 7. Other provisions, if any- Autres dispositions, s'il y a lieu The annexed schedule is incorporated in this form. L'annexe ci-jointe fait partie integrante de Ia presente fonnule. jJ Incorporators- Fondateurs Name(s)- Nom(s) MICHAEL DUNLE~.VY Address (including postal code)- Adresse (inclure le code postal) 800-515 LEGGET DR., KANATA, ONTARIO, CANADA, K2K 3G4 Signature MICHAEL DllNLE.'WY Canada

Item 3 - Shares I Rubrique 3 -Actions The Corporation is authorized to issue an unlimited number of Common Shares which shall have the rights, privileges, restrictions and conditions as set-out herein: 1. Voting The holders of the Common Shares shall be entitled to receive notice of and to attend and shall be entitled to one (1) vote at any meeting of the shareholders of the Corporation for each Common Share held. 2. Dividends The holders of the Common Shares shall be entitled to receive dividends as and when the directors shall in their discretion declare dividends on the Common Shares and pay the same. 3. Dissolution The holders of tl1e Conunon Shares shall be entitled to receive the remaining property of the Corporation in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among its shareholders for the pmpose of winding-up its affairs.

Item 4 - Restrictions on Share Transfers I Rubrique 4 - Restrictions sur le transfert des actions No share or shares in the capital of the Corporation shall be transferred without the consent of either (a) a majority of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or (b) the holders of at least 51% of the outstanding common shares of the Corporation expressed by a resolution passed at a meeting of such shareholders or by an instrument or instruments in writing signed by the holders of at least 51% of the outstanding common shares of the Corporation.

Item 6 - Restrictions - Business I Rubrique 6 - Restrictions - activite commerciale

None

olders The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been fom1erly in the employment of the Corporation, were, while in that employment and have continued after the te1mination of that employment to be, shareholders of the Corporation, is limited to 50, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder. No Public Distribution Any invitation to the public to subscribe for securities of the Corporation is prohibited. Number of Directors The directors may appoint one or more directors, who shall hold office for a term expiring no later than the close of the next annual meeting of shareholders of the Corporation, provided that the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders. Transfer of Securities The corporation's securities, other than non-convertible debt securities, shall not be transfened without either (a) the sanction of a majority of the directors of the corporation, or (b) the sanction of the majority of the shareholders of the corporation, or alternatively (c), if applicable, the restriction contained in security holders' agreements.